UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2019

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ONTXW	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement

Distribution, License and Supply Agreement

On December 18, 2019 (the “Effective Date”), Onconova Therapeutics, Inc. (the “Company”) entered into a Distribution, License and Supply Agreement (the “License Agreement”) with Specialised Therapeutics Asia Pte. Ltd. (“Licensee”). Under the terms of the License Agreement, the Company granted Licensee (i) a non-exclusive, royalty-bearing license, with the right to sublicense, under certain Company patent rights and know-how to develop and manufacture any product (the “Licensed Product”) containing rigosertib for Australia and New Zealand (the “Territory”) and in human uses (the “Field”), and (ii) an exclusive, royalty-bearing license, with the right to sublicense, under certain Company patent rights and know-how to commercialize the Licensed Product in the Territory and in the Field.

Licensee has also agreed to obtain from the Company all of Licensee’s requirements of the Licensed Products for the Territory, and the Company has agreed to supply Licensee with all of its requirements of the Licensed Products. The Company may, at its discretion, use the services of a contract manufacturer to manufacture and package the Licensed Products.

The Company may be entitled to receive clinical, regulatory and sale-based milestone payments up to $30.4 million. The Company may also be entitled to receive tiered double-digit royalties based on net sales in the Territory.

The License Agreement is for a term of 15 years from the launch on a country by country basis in the Territory and contains customary provisions for termination by either party in the event of breach of the License Agreement by the other party (subject to a cure period), bankruptcy of the other party, or challenges to the patents by any sublicensee or assignee.

The foregoing description of the terms and conditions of the License Agreement does not purport to be complete and is qualified in its entirety by the full text of the License Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1*	Distribution, License and Supply Agreement, dated as of December 18, 2019, by and between Onconova Therapeutics, Inc. and Specialised Therapeutics Asia Pte. Ltd.
99.1	Press release dated December 18, 2019

* Portions of the exhibit have been omitted.

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1*	Distribution, License and Supply Agreement, dated as of December 18, by and between Onconova Therapeutics, Inc. and Specialised Therapeutics Asia Pte. Ltd.
99.1	Press release dated December 18, 2019

* Portions of the exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2019	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer